NINTH AMENDMENT TO
ETF DISTRIBUTION AGREEMENT

This ninth amendment (the “Amendment”) to the ETF Distribution Agreement dated June 7, 2017 (the “Agreement”), is entered into on June 24, 2021 by and between Listed Funds Trust (f/k/a Active Weighting Funds ETF Trust) (the “Trust”) and Foreside Fund Services, LLC (“Foreside”), with an effective date of June 24, 2021 (the “Effective Date”).

WHEREAS, Foreside and the Trust (the “Parties”) desire to amend Exhibit A of the Agreement to reflect an updated Funds list; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by all parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties hereby agree as follows:

1.Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto reflecting the addition of: Roundhill Ball Metaverse ETF; Alexis Practical Tactical ETF; Cowen SPAC ETF; Skyrocket Real Estate Cloud and Technology ETF; Skyrocket US Durable Real Estate Owner ETF; and Spear Alpha ETF; and name changes of Morgan Creek – Exos SPAC Originated ETF and Roundhill MVP ETF.
3.Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

*signature page follows*

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

LISTED FUNDS TRUST		FORESIDE FUND SERVICES, LLC

By:	/s/ Gregory Bakken	By:	/s/ Mark Fairbanks
Name:	Gregory Bakken	Name:	Mark Fairbanks
Title:	President	Title:	Vice President

ETF DISTRIBUTION AGREEMENT

EXHIBIT A

Effective as of June 24, 2021

FUNDS

Roundhill BITKRAFT Esports & Digital Entertainment ETF
Overlay Shares Large Cap Equity ETF
Overlay Shares Small Cap Equity ETF
Overlay Shares Foreign Equity ETF
Overlay Shares Core Bond ETF
Overlay Shares Municipal Bond ETF
TrueShares Technology, AI & Deep Learning ETF
TrueShares ESG Active Opportunities ETF
Roundhill Sports Betting & iGaming ETF
TrueShares Structured Outcome July ETF
TrueShares Structured Outcome August ETF
TrueShares Structured Outcome September ETF
TrueShares Structured Outcome October ETF
TrueShares Structured Outcome November ETF
TrueShares Structured Outcome December ETF
TrueShares Structured Outcome January ETF
TrueShares Structured Outcome February ETF
TrueShares Structured Outcome March ETF
TrueShares Structured Outcome April ETF
TrueShares Structured Outcome May ETF
TrueShares Structured Outcome June ETF
Horizon Kinetics Inflation Beneficiaries ETF
Changebridge Capital Long Short Equity ETF
Changebridge Capital Sustainable Equity ETF
Overlay Shares Hedged Large Cap Equity ETF
Overlay Shares Short-Term Bond ETF
Cabot Growth ETF
Morgan Creek - Exos SPAC Originated ETF
Swan Hedged Equity US Large Cap ETF
Roundhill Streaming Services & Technology ETF
Roundhill MVP ETF
TrueShares Low Volatility Equity Income ETF
TrueShares NASDAQ 100 Structured Outcome January ETF
TrueShares NASDAQ 100 Structured Outcome April ETF
TrueShares NASDAQ 100 Structured Outcome July ETF
TrueShares NASDAQ 100 Structured Outcome October ETF

TrueShares Russell 2000 Structured Outcome January ETF
TrueShares Russell 2000 Structured Outcome April ETF
TrueShares Russell 2000 Structured Outcome July ETF
TrueShares Russell 2000 Structured Outcome October ETF
Roundhill Ball Metaverse ETF
Alexis Practical Tactical ETF
Cowen SPAC ETF
Skyrocket Real Estate Cloud and Technology ETF
Skyrocket US Durable Real Estate Owner ETF
Spear Alpha ETF